                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

     Filed by the Registrant /X/
     Filed by a Party other than the Registrant / /
     Check the appropriate box:
     / / Preliminary Proxy Statement       / / Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
     /X/ Definitive Proxy Statement
     / / Definitive Additional Materials
     / / Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

                                   MESA INC.
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
     /X/ $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2)
         or Item 22(a)(2) of Schedule 14A.
     / / $500 per each party to the controversy pursuant to Exchange Act Rule
         14a-6(i)(3).
     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

     (1) Title of each class of securities to which transaction applies:
                                      N/A
- --------------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
                                      N/A
- --------------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
                                      N/A
- --------------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
                                      N/A
- --------------------------------------------------------------------------------
     (5) Total fee paid:
                                      N/A
- --------------------------------------------------------------------------------

     / / Fee paid previously with preliminary materials.

     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:
                                      N/A
- --------------------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
                                      N/A
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     (3) Filing Party:
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     (4) Date Filed:
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


                                   MESA INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                            TO BE HELD JULY 30, 1996
                                 IRVING, TEXAS

To the Stockholders of MESA Inc.:

     Notice is hereby given that the Annual Meeting of the Stockholders of MESA Inc. will be held at the Omni Mandalay Hotel at Las Colinas, 221 E. Las Colinas Blvd., Irving, Texas 75039, at 10:00 a.m. on Tuesday, July 30, 1996, for the following purposes:

     (1) To elect three persons to serve on the Board of Directors of the Company;

     (2) To ratify the appointment of Arthur Andersen LLP as the Company's independent public accountants for 1996; and

     (3) To transact such other business as may properly come before the meeting.

     Holders of record of shares of MESA Inc. Common Stock as of the close of business on June 3, 1996, will be entitled to notice of, and to vote at, the Annual Meeting or any postponements or adjournments thereof.

     Stockholders are cordially invited to attend the Annual Meeting in person. Whether or not you plan to attend in person, please sign, date, and promptly mail the enclosed proxy card for which a self-addressed, postage-paid, return envelope is provided.

     Stockholders are urged to read carefully the attached Proxy Statement for additional information concerning the matters to be considered at the Annual Meeting.

                                            By order of the Board of Directors

                                            /s/ STEPHEN K. GARDNER
                                            Stephen K. Gardner
                                            Vice President and Chief Financial
                                            Officer
June 27, 1996

                                   MESA INC.
                           1400 WILLIAMS SQUARE WEST
                         5205 NORTH O'CONNOR BOULEVARD
                            IRVING, TEXAS 75039-3746

                                PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS

                                 JULY 30, 1996

ANNUAL MEETING; VOTING PROCEDURES

     This Proxy Statement (the "Proxy Statement") is furnished in connection with the solicitation of proxies by the Board of Directors of MESA Inc. for use at the Annual Meeting of Stockholders to be held at the Omni Mandalay Hotel at Las Colinas, 221 E. Las Colinas Blvd., Irving, Texas 75039, at 10:00 a.m. on Tuesday, July 30, 1996, and at any postponements or adjournments thereof (the "Annual Meeting"). The Annual Meeting is being held to consider and act on the matters stated in the accompanying Notice. Unless the context otherwise requires, references herein to "the Company" or "Mesa" are to MESA Inc. and its subsidiaries and predecessors viewed as a single entity.

     This Proxy Statement and the enclosed form of proxy are first being mailed to stockholders on or about June 28, 1996. Each proxy will be voted in accordance with the specifications marked thereon. If no voting specification is made, shares represented by proxies will be voted (i) FOR the election of the three nominees named herein as Directors of the Company (subject to any cumulative voting as described below and on the proxy), (ii) FOR ratification of the appointment of Arthur Andersen LLP as the Company's independent public accountants for 1996, and (iii) in the discretion of the persons named in the accompanying proxy card in connection with any other business that may properly come before the Annual Meeting. A stockholder may revoke his or her proxy by written notice of revocation received by The Corporation Trust Company, the independent collection agent for the Annual Meeting, at Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801, any time before it is voted, by executing and delivering a later-dated proxy for the Annual Meeting to the independent collection agent, or by attending the Annual Meeting and voting in person.

     At the close of business on June 3, 1996, the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting (the "Record Date"), there were 64,050,009 shares of the Company's Common Stock, par value $.01 per share ("Common Stock"), outstanding. Each share of Common Stock is entitled to one vote with respect to the matters to be acted upon at the Annual Meeting, except with respect to the election of directors. In accordance with the Texas Business Corporation Act, cumulative voting is allowed in the election of directors at the Annual Meeting only if a stockholder who intends to cumulate his or her votes gives written notice of such intention to the Secretary of the Company (at the Company's address above) on or before the day preceding the date of the Annual Meeting. All stockholders may cumulate their votes if any stockholder gives the written notice provided for under the Texas Business Corporation Act. Delivery of a signed and dated proxy card specifying cumulative votes to the independent collection agent will not constitute the notice to the Company required under the Texas Business Corporation Act to allow cumulative voting. Under cumulative voting, each stockholder would be entitled to cast three votes per share (one vote per share multiplied by the number of positions on the Board of Directors to be filled). Under cumulative voting, each stockholder could cumulate his or her votes by giving one nominee a number of votes equal to the number of positions on the Board of Directors to be filled (i.e., three) multiplied by the number of shares he or she is entitled to vote at the Annual Meeting, or could distribute such number of votes on the same principle among any number of candidates.

     In the event there is cumulative voting at the Annual Meeting, the Board of Directors is also soliciting discretionary authority to cumulate votes in the election of directors. In the event of cumulative voting, the persons named in the accompanying proxy card will vote the shares covered by proxies received by them with a view to causing the three nominees named herein to be elected as members of the Company's Board of Directors or, if election of all three does not appear possible, then the proxies will be voted with a view to causing as many of such nominees to be elected as possible utilizing the cumulative voting provision. Such persons may use cumulative voting in any fashion they deem appropriate and may select, at their discretion, one or more of the three nominees named herein who will not receive their votes if it appears unlikely to elect all three as directors. A stockholder may, in the manner set forth in the enclosed proxy card, instruct the proxyholders not to vote that stockholder's shares for one or more of the named nominees.

     In the event of cumulative voting, if a stockholder wishes to cumulate his or her votes for the election of directors, such stockholder should clearly indicate on the proxy card the number of votes such holder wishes to cast for each nominee. However, by virtue of cumulative voting, the persons named as proxies will have three votes for each share held by each stockholder granting them proxies (unless voting authority is withheld) and could likely offset the instruction not to vote for one or more of the three nominees or the exercise of cumulative voting by the use of votes granted in other proxies.

     The Company's Bylaws require the Board of Directors to designate an independent third party not affiliated with the Company or with any other third party soliciting proxies to collect, count and hold all proxies and ballots that identify stockholders. Pursuant to this provision, the Board of Directors has designated The Corporation Trust Company as the independent collection agent for the Annual Meeting. The Board of Directors believes that the Bylaw provision requiring independent and confidential collection and counting of proxies helps assure the integrity of the election process and is in the best interests of the stockholders and the Company.

     The affirmative vote of the holders of a majority of the shares of Common Stock that are represented in person or by proxy and entitled to vote at the Annual Meeting will be required to approve each proposal, except that the election of the directors will be determined by a plurality vote of shares voted at the Annual Meeting.

     Only holders of Common Stock on the Record Date will be entitled to notice of and to vote at the Annual Meeting. Neither the holders of rights to purchase shares of Series A 8% Cumulative Convertible Preferred Stock of the Company (the "Series A Preferred Stock"), the holders of Series A Preferred Stock nor the holders of Series B 8% Cumulative Convertible Preferred Stock of the Company (the "Series B Preferred Stock") (in each case if issued prior to the Annual Meeting) will have any right to receive notice of or to vote at the Annual Meeting. See "The Recapitalization" below.

     Under the Company's Articles of Incorporation and Bylaws, as well as the Texas Business Corporation Act, the holders of a majority of the shares of Common Stock entitled to vote on a matter, represented in person or by proxy, shall constitute a quorum as to that matter at the Annual Meeting. In addition, if a quorum is present at the Annual Meeting, the stockholders represented in person or by proxy at the Annual Meeting may conduct such business as may be properly brought before the Annual Meeting, including the two proposals described herein, until it is adjourned; and, the subsequent withdrawal from the Annual Meeting of any stockholder or the refusal of any stockholder represented in person or by proxy to vote shall not affect the presence of a quorum at the Annual Meeting. Accordingly, at the Annual Meeting, any proxy cards that include abstentions will be counted as being present for purposes of determining the existence of a quorum for that matter at the Annual Meeting. Proxy cards reflecting abstentions with respect to a matter other than the election of directors will be so reflected with respect to that matter in calculating stockholder votes, and will therefore have the same effect as votes "against." If a broker indicates on the proxy card that it does not have discretionary authority as to certain shares to vote on a particular matter (a "broker non-vote"), those shares will be counted as present for purposes of determining the existence of a quorum at the Annual Meeting for all matters; however, broker non-votes will not be counted as having been cast with respect to any matter and will therefore have no effect on any matter to be brought before the meeting, including the election of directors.

     The Board of Directors recommends a vote (i) FOR the election of three nominees named herein as directors and (ii) FOR ratification of the appointment of Arthur Andersen LLP as the Company's independent public accountants for 1996.

     Management does not intend to bring any matters before the Annual Meeting other than those set forth in the accompanying Notice of Annual Meeting. The Bylaws of the Company require advance notice to the Company of proposals by stockholders for action to be taken at the Annual Meeting and of nominations by stockholders of persons for election to the Board of Directors. If any other matter should properly come before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote proxies in accordance with their judgment on such matters. The proxy card, when properly executed, will be voted as specified therein by the stockholder. If no specification is made, the proxy will be voted for proposals (i) and (ii). With regard to the election of the Board of Directors, if there is cumulative voting, votes will be distributed as instructed or in the discretion of the proxy holders as described in this Proxy Statement and the proxy card.

     The Company has retained Morrow & Co., Inc., to solicit proxies in the enclosed form and will pay such firm a fee of approximately $15,000 plus reasonable expenses for so acting. In addition, certain officers, representatives and regular employees of the Company may also contact stockholders by telephone, telegram or personal interview. The Company will reimburse brokers and other custodians or nominees for their reasonable expenses incurred in forwarding the solicitation material to beneficial owners of Common Stock. The entire cost of this solicitation will be borne by the Company.

THE RECAPITALIZATION

     On April 26, 1996, Mesa entered into a Stock Purchase Agreement (the "Stock Purchase Agreement") with DNR-MESA Holdings, L.P., a Texas limited partnership ("DNR"), whose sole general partner is Rainwater Inc., a Texas corporation owned by Richard E. Rainwater. The agreement contemplates that Mesa will issue $265 million in new equity and will repay and/or refinance substantially all of its $1.2 billion of existing debt (the "Recapitalization"). DNR will purchase approximately 58.8 million shares of Series B Preferred Stock, a new class of convertible preferred stock, in a private placement that will close on July 2, 1996 (the "First Closing Date"), and Mesa will subsequently offer rights (the "Rights") to purchase approximately 58.4 million shares of Series A Preferred Stock, a new class of convertible preferred stock with substantially similar terms as the Series B Preferred Stock, to Mesa stockholders in a rights offering (the "Rights Offering"). DNR will provide a standby commitment (the "Standby Commitment") to purchase an additional number of shares of Series B Preferred Stock equal to the number of shares of Series A Preferred Stock not subscribed for in the Rights Offering. Each holder of Common Stock will receive .912 Rights in respect of each share of Common Stock held by such holder on July 3, 1996, the record date for the Rights Offering. Each Right will entitle the holder to purchase one share of Series A Preferred Stock at $2.26 per share, the same per share price at which DNR will purchase shares of Series B Preferred Stock. The Rights will be transferrable and holders of the Rights will be offered over-subscription privileges for shares not purchased by other Rights holders. The Rights Offering will be made by a Prospectus relating thereto and to the Series A Preferred Stock.

     The sale of shares to DNR and certain related matters were approved by Mesa's stockholders at a special meeting (the "Special Meeting") held on June 25, 1996. At the Special Meeting the stockholders approved the Stock Purchase Agreement and an amendment to Mesa's Amended and Restated Articles of Incorporation to increase the number of authorized shares of Common Stock and preferred stock and to permit the taking of action by written consent of the holders of any class or series of preferred stock (to the extent provided by the resolution of the Board of Directors establishing such class or series). A third proposal relating to a four-for-one reverse stock split was not approved.

     On June 25, 1996, Mesa commenced a registered, underwritten public offering of $475 million of senior subordinated notes ("New Notes") consisting of $325 million principal amount of 10 5/8% Senior Subordinated Notes due 2006 and $150.1 million initial accreted value of 11 5/8% Senior Subordinated Discount notes due 2006. In addition, concurrently with the issuance and sale of the New Notes, Mesa expects to enter into a new $525 million senior secured revolving credit facility ("New Credit Facility"). Borrowings under the New Credit Facility and the New Notes, together with existing cash and investment balances and the $265 million of new equity, will be used to repay and/or refinance substantially all of Mesa's existing debt.

1. ELECTION OF DIRECTORS

     Pursuant to the terms of the Stock Purchase Agreement, the size of the Board of Directors of Mesa will be reduced to seven directors on the First Closing Date when DNR purchases shares of Series B Preferred Stock. Pursuant to the terms of the Series B Preferred Stock, DNR, as the sole holder of such shares, will obtain the right to elect a majority of Mesa's Board of Directors, or four of the seven positions on the Board. At that time, DNR intends to elect Richard E. Rainwater, Darla D. Moore, Kenneth A. Hersh and Philip B. Smith to the four seats on the Board of Directors to which the holders of the Series B Preferred Stock will be entitled. DNR's right to elect a majority of the Board will continue so long as DNR and/or its affiliates own shares of Series B Preferred Stock and meet certain minimum stock ownership requirements. The holders of shares of Common Stock, together with the holders of shares of Series A Preferred Stock (when such shares have been issued), voting together as a single class, will have the right to elect the other three members of the Board of Directors.

     Accordingly, at the Annual Meeting, three persons will be elected by the holders of Common Stock to the Board of Directors to hold office until the next Annual Meeting of Stockholders or until their respective successors have been duly elected and qualified. The Company does not contemplate that any of the nominees named below will become unable to serve or for good cause will not serve as director, but if that should occur before the Annual Meeting, the persons named as proxies in the accompanying proxy card will vote the shares represented by the proxies for another nominee or nominees to be selected by designated directors of the Company.

     The following table sets forth with respect to each person being nominated by the Board of Directors (i) his name and age, (ii) the period during which he has served as a director, and (iii) his principal occupation over the last five years (including other directorships and business experience).

                                                      BUSINESS EXPERIENCE
          NAME AND AGE                                OVER PAST FIVE YEARS
- ---------------------------------  ----------------------------------------------------------
Boone Pickens, age 68............  January 1992 - Present, Chairman of the Board of Directors
                                     and Chief Executive Officer of Mesa; June 1,
                                     1996 - Present, President and Chief Operating Officer of
                                     Mesa; October 1985 - December 1991, General Partner of
                                     the Partnership and Chief Executive Officer and Director
                                     of Pickens Operating Co. (the corporate general partner
                                     of the Partnership); 1964 - January 1987, Chairman of
                                     the Board, President, and founder of Original Mesa.
John S. Herrington, age 56.......  January 1992 - Present, Director of Mesa; December 1991 -
                                     Present, personal investments and real estate activities;
                                     May 1990 - November 1991, Chairman of the Board of
                                     Harcourt Brace Jovanovich, Inc. (publishing); May 1989 -
                                     May 1990, Director of Harcourt Brace Jovanovich, Inc.;
                                     February 1985 - January 1989, Secretary of the
                                     Department of Energy of the United States.
Robert L. Stillwell, age 59......  January 1992 - Present, Director of Mesa; December 1985 -
                                     December 1991, Member of the Advisory Committee of the
                                     Partnership; 1969 - January 1987, Director of Original
                                     Mesa; Partner in the law firm of Baker & Botts, L.L.P.,
                                     for more than the last five years.

     The Board of Directors recommends a vote FOR the Nominees named above.

SERIES B PREFERRED STOCK DIRECTORS

     The following table sets forth, with respect to each director anticipated to be elected by DNR as the holder of Series B Preferred Stock (when issued),
(i) his or her name and age and (ii) his or her principal occupation over the last five years (including other directorships and business experience). Mr. Rainwater and Ms. Moore are married to each other.

           NAME AND AGE                      BUSINESS EXPERIENCE OVER PAST FIVE YEARS
- -----------------------------------  --------------------------------------------------------
Richard E. Rainwater, age 52.......  1986 - Present, independent investor and sole shareholder, President and Director of Rainwater, Inc.;
                                       1970-1986, chief investment advisor to the Bass family
                                       of Texas; 1994 - Present, founder and Chairman of the
                                       Board of Crescent Real Estate Equities, Inc.; 1992,
                                       co-founder of Mid Ocean Limited; 1987, co-founder of
                                       Columbia Hospital Corporation (predecessor to
                                       Columbia/HCA Healthcare Corporation); 1986, founder of
                                       ENSCO International, Inc.
Darla D. Moore, age 41.............  1994 - Present, private investment activities and chief executive officer and Director of Rainwater, Inc.;
                                       1989-1994, Managing Director of Chemical Bank,
                                       Restructuring and Reorganization Unit and Retail
                                       Industries Group; Director of Magellan Health
                                       Services, Inc.; Trustee of George Washington
                                       University.
Kenneth A. Hersh, age 33...........  1994 - Present, chief investment officer and Director of
                                       Rainwater, Inc. and co-manager of investment activities
                                       of Natural Gas Partners investment funds; 1989-1994,
                                       co-manager of investment activities of Natural Gas
                                       Partners, L.P.; 1985-1987, Morgan Stanley & Co.
                                       investment banking division, energy group; Director of
                                       Tide West Oil Company and HS Resources, Inc.
Philip B. Smith, age 45............  1991 - Present, Director, President and Chief Executive
                                       Officer of Tide West Oil Company; 1986-1991, Senior Vice
                                       President of Mega Natural Gas Company; 1980-1986,
                                       executive positions with two small exploration and
                                       production companies; 1976-1980, various positions
                                       with Samson Resources Company; 1974-1976, production
                                       engineer with Texaco, Inc.

     It is anticipated that the Series B Preferred Stock directors will be elected to office on or about July 2, 1996.

DIRECTOR COMPENSATION AND COMMITTEES

     Paul W. Cain, Wales H. Madden, Jr., Dorn Parkinson, Joel L. Reed and Fayez
S. Sarofim have notified the Company that they will resign from the Board of Directors effective as of the First Closing Date, as contemplated by the Stock Purchase Agreement.

     Each director of the Company serving throughout 1995 who was not also an employee of the Company or its subsidiaries received compensation of $20,000 allocated quarterly in 1995, except for Messrs. Parkinson, Batchelder and Reed. Mr. Parkinson received $15,000, Mr. Batchelder received $10,000, and Mr. Reed received $5,000 for serving as directors for approximately seven months, four months, and three months, respectively. Directors who are also employees of the Company receive no remuneration for their services as directors.

     Mr. Sarofim, a director and member of the Compensation and Stock Option Committees, is Chairman of the Board, President, and owner of a majority of the outstanding capital stock of Fayez Sarofim & Co., which acts as an investment adviser to certain employee benefit plans of the Company. During the year ended December 31, 1995, Fayez Sarofim & Co. received fees, paid by the employee benefit plans, of $175,459 for such services and has been retained to provide such services in 1996.

     Mr. Stillwell, a director, is a partner in the law firm of Baker & Botts, L.L.P. The Company retained Baker & Botts, L.L.P., and incurred legal fees for such services in 1995. Baker & Botts, L.L.P., has been retained to provide legal services in 1996.

     The Board of Directors of the Company held ten meetings in 1995. Other than Mr. Herrington, all directors attended at least 75 percent of the meetings of the Board of Directors and committees of the Board of Directors on which they served. The Board of Directors has the following standing committees: the Audit Committee, the Compensation Committee and the Stock Option Committee. It does not have a nominating committee or committee performing similar functions.

     As of the date hereof, the Audit Committee is composed of Messrs. Herrington, Madden, and Parkinson. The composition of the Audit Committee following the completion of the Recapitalization has not yet been determined. Its primary functions are (i) the recommendation of independent public accountants; (ii) the review of the independence of the independent public accountants, audit engagement, and other professional services of the independent public accountants; and (iii) the provision for the availability to the independent public accountants of all aspects of the Company's accounting practices and procedures. The Audit Committee held two meetings in 1995.

     As of the date hereof, the Compensation Committee is composed of Messrs. Sarofim and Reed. The composition of the Compensation Committee following completion of the Recapitalization has not yet been determined. The Compensation Committee held one meeting in 1995.

     The Stock Option Committee, which administers the 1991 Stock Option Plan, was previously composed of Messrs. Sarofim and Reed. Effective June 26, 1996, Mr. Reed resigned from the Stock Option Committee and he was replaced by Mr. Herrington. The composition of the Stock Option Committee following completion of the Recapitalization has not yet been determined. On June 26, 1996, in accordance with the 1991 Stock Option Plan, the Stock Option Committee accelerated the vesting of all outstanding options and extended the expiration date of options granted to employees later terminated from 3 months to 3 years, subject to the 10 year limitation on options.

2. APPROVAL OF SELECTION OF INDEPENDENT ACCOUNTANTS

     The Board of Directors has appointed the firm of Arthur Andersen LLP as the Company's independent public accountants for 1996. Arthur Andersen LLP has been the Company's independent public accountants since 1964.

     A representative of Arthur Andersen LLP will be available at the Annual Meeting and will have the opportunity to make a statement if he or she desires to do so and to respond to appropriate questions.

     The Board of Directors recommends a vote FOR ratification of the appointment of Arthur Andersen LLP as the Company's independent public accountants for 1996.

                                   MANAGEMENT

     The following table sets forth the name, age, and five-year employment history of each executive officer of the Company:

           NAME AND AGE                      BUSINESS EXPERIENCE OVER PAST FIVE YEARS
- -----------------------------------  --------------------------------------------------------
Boone Pickens, age 68..............  January 1992 - Present, Chairman of the Board of
                                     Directors and Chief Executive Officer of Mesa; June 1,
                                     1996 - Present, President and Chief Operating Officer of
                                     Mesa; October 1985 - December 1991, General Partner of
                                     the Partnership and Chief Executive Officer and Director
                                     of Pickens Operating Co.; 1964 - January 1987, Chairman
                                     of the Board, President, and founder of Original Mesa.
Dennis E. Fagerstone, age 47.......  January 1992 - Present, Vice President-Exploration and
                                     Production of Mesa; May 1991 - December 1991, Vice
                                     President - Exploration and Production of Pickens
                                     Operating Co.; June 1988 - May 1991, Vice
                                     President-Operations of Pickens Operating Co.
Stephen K. Gardner, age 36.........  June 1994 - Present, Vice President and Chief Financial
                                     Officer of Mesa; January 1992 - May 1994, Vice President
                                     of BTC Partners Inc. (financial consultant to the
                                     Company); May 1988 - December 1991, Financial Analyst of
                                     BTC Partners, Inc.; June 1987 - April 1988, Financial
                                     Analyst of the Partnership; Director of Bicoastal
                                     Corporation.
Andrew J. Littlefair, age 35.......  January 1992 - Present, Vice President-Public Affairs of
                                     Mesa; August 1987 - December 1991, Assistant to the
                                     General Partner of the Partnership; January 1984 -
                                     August 1987, Staff Assistant to the President of the
                                     United States, Washington, D.C.
William D. Ballew, age 38..........  January 1992 - Present, Controller of Mesa; May 1991 -
                                     December 1991, Controller of the Partnership; January
                                     1991 - May 1991, Manager - Accounting of Pickens
                                     Operating Co.; December 1988 - December 1990, Assistant
                                     to the Controller of Pickens Operating Co.; July 1986 -
                                     December 1988, Audit Manager for Price Waterhouse,
                                     Dallas, Texas.

     DNR has requested that Mr. Pickens assist DNR in identifying and retaining a new Chief Executive Officer and that he resign when such person is retained. Mr. Pickens, who will remain on the Board of Directors following the Recapitalization, has agreed to assist with this transition. Mr. Ballew will terminate his employment with Mesa effective on July 3, 1996.

                             EXECUTIVE COMPENSATION

     The table set forth below contains certain information regarding compensation earned by, awarded to, or paid to the Chief Executive Officer and the other four most highly compensated executive officers of Mesa for services rendered to Mesa during the years 1993, 1994 and 1995.

                           SUMMARY COMPENSATION TABLE

                                                                                           LONG-TERM
                                                                                         COMPENSATION
                                                         ANNUAL COMPENSATION             AWARDS-NUMBER
                                                --------------------------------------     OF SHARES
                                                                        OTHER ANNUAL      UNDERLYING        ALL OTHER
     NAME AND PRINCIPAL POSITION      YEAR       SALARY      BONUS     COMPENSATION(1)   OPTIONS/SARS    COMPENSATION(2)
- ------------------------------------- ----      --------    --------   ---------------   -------------   ---------------
Boone Pickens,....................... 1995      $675,000    $      0      $      --               0         $  35,914(4)
  Chairman of the Board of            1994       675,000     175,000             --         200,000         1,094,500(5)
  Directors and Chief                 1993       675,000           0             --         275,000           114,750
  Executive Officer(3)
Paul W. Cain,........................ 1995       400,020           0             --               0            22,165(7)
  President and Chief                 1994       400,020     150,000             --         150,000            93,503
  Operating Officer(6)                1993       400,020     225,000             --         100,000           106,253
Dennis E. Fagerstone,................ 1995       199,980      50,000             --               0            14,663(8)
  Vice President -- Exploration       1994       199,980     100,000             --          85,000            50,997
  and Production                      1993       199,980      75,000             --          10,000            46,747
Stephen K. Gardner,.................. 1995       175,020      40,000             --               0            12,915(9)
  Vice President and Chief            1994(10)    92,095      60,000             --         135,000            25,856
  Financial Officer                   1993            --          --             --              --                --
Andrew J. Littlefair,................ 1995       139,980      40,000             --               0            11,163(11)
  Vice President -- Public            1994       115,980     100,000             --          85,000            36,717
  Affairs                             1993       115,980      75,000             --          25,000            32,467

- ---------------

 (1) Apart from the compensation set forth in the summary compensation table and under the plans and pursuant to the transactions described below, other compensation paid for services during the years ended December 31, 1995, 1994, and 1993, respectively, to each individual named in the summary compensation table aggregated less than 10% of the total salary and bonus reported for such individual in the summary compensation table, or $50,000, if lower.

 (2) Except as reflected in other notes, "All Other Compensation" consists of the following items. First, Mesa maintains an Employees Premium Plan and a Profit Sharing Plan, both of which are retirement plans (the "Retirement Plans"), for all employees (see separate discussion below). Mesa declared contributions to the Retirement Plans of 5% of each employee's compensation in 1995 and 17% of each employee's compensation in 1994 and 1993. However, total employer contributions to the Retirement Plans for the account of a participant in any calendar year are limited as specified by the Code and the Retirement Plans. See "Limitation on Contributions to Benefit Plans" below. The maximum annual amount of employer contributions to a participant's accounts in the Retirement Plans totaled $7,500 in 1995, $25,500 in 1994, and $30,000 in 1993. Second, to the extent that 5% of an employee's total compensation exceeded $7,500 in 1995, that 17% of an employee's total compensation exceeded $25,500 in 1994 (in both cases, all employees with total compensation in excess of $150,000), and that 17% of an employee's total compensation exceeded $30,000 in 1993 (all employees with total compensation in excess of $176,470), Mesa, as a matter of policy, paid the excess amount in cash to such employee. Third, in 1995 there was a reallocation to participant accounts of forfeitures in the Profit Sharing Plan from unvested balances in the accounts of employees who terminated during 1994.

 (3) DNR has requested that Mr. Pickens assist DNR in identifying and retaining a new Chief Executive Officer and that he resign when such person is retained. Mr. Pickens, who will remain on the Board of Directors following the Recapitalization, has agreed to assist with this transition.

 (4) Includes the following: a $7,500 Retirement Plans contribution; a $2,164 reallocation of forfeitures in the Profit Sharing Plan; a $26,250 payment in lieu of a Retirement Plans contribution in excess of the contribution limitation as described in Note 2 above.

 (5) Includes the following: a $25,500 Retirement Plans contribution; a $119,000 payment in lieu of a Retirement Plans contribution in excess of the contribution limitation as described in Note 2 above; a $950,000 bonus payment that has been deferred until Mr. Pickens' retirement and that was subject to his continued employment (except in certain events) through December 31, 1995, with respect to the Parent's 1994 commodities and securities investment activities managed by him.

 (6) Mr. Cain retired as Mesa's President and Chief Operating Officer effective May 31, 1996.

 (7) Amounts include the following: a $7,500 Retirement Plans contribution; a $2,164 reallocation of forfeitures in the Profit Sharing Plan; a $12,501 payment in lieu of a Retirement Plans contribution in excess of the contribution limitation as described in Note 2 above.

 (8) Includes the following: a $7,500 Retirement Plans contribution; a $2,164 reallocation of forfeitures in the Profit Sharing Plan; a $4,999 payment in lieu of a Retirement Plans contribution in excess of the contribution limitation as described in Note 2 above.

 (9) Includes the following: a $7,500 Retirement Plans contribution; a $2,164 reallocation of forfeitures in the Profit Sharing Plan; a $3,251 payment in lieu of a Retirement Plans contribution in excess of the contribution limitation as described in Note 2 above.

(10) Mr. Gardner became an officer of Mesa in June 1994.

(11) Includes the following: a $7,500 Retirement Plans contribution; a $2,164 reallocation of forfeitures in the Profit Sharing Plan; a $1,499 payment in lieu of a Retirement Plans contribution in excess of the contribution limitation as described in Note 2 above.

EMPLOYEES PREMIUM AND PROFIT SHARING PLANS

     Mesa maintains the Retirement Plans for the benefit of its employees. Each year, Mesa is required to contribute to the Employees Premium Plan 5% of the total compensation (as defined in the plan) paid to participants and may also contribute up to 12% of total compensation (as defined) to the Profit Sharing Plan. In previous years, Mesa had declared contributions of 17% to the Retirement Plans. In 1995 Mesa declared contributions of 5% to the Retirement Plans.

     Participants become 30% vested in their account balances in the Retirement Plans after three years of service and 40% vested after four years of service. Participants become vested an additional 20% for each additional year of service through year seven. Effective December 31, 1991, in conjunction with the conversion of the Partnership to corporate form, all participants were fully vested in their account balances in the Retirement Plans as of that date as a result of certain property dispositions consummated in 1990 and 1991. Participants remain fully vested in their 1991 balances, but contributions in 1992 and later years under the Retirement Plans are subject to the vesting schedule described above.

     Prior years of service with Mesa's predecessors are counted in the vesting schedule. Amounts accumulated and vested are distributable only under certain circumstances, including termination of the Retirement Plans.

LIMITATION ON CONTRIBUTIONS TO BENEFIT PLANS

     Total employer contributions to the Retirement Plans for the account of a participant in any calendar year are limited to the lesser of what is specified by the Code or by the Retirement Plans. The Code provides that annual additions to a participant's account may not exceed the lesser of $30,000 or 25% of the amount of the participant's annual compensation. The Retirement Plans provide that aggregate annual additions to a participant's account may not exceed 17% of eligible compensation as defined by the Retirement Plans. The eligible compensation per the Code was limited to $150,000 in 1995, $150,000 in 1994, and $228,000 in 1993. Mesa, in its discretion, may determine to make cash payments of amounts attributable to an employee's participation in the Retirement Plans to the extent such amounts exceed the Code limitations. As a matter of general policy for employees of Mesa, Mesa makes annual cash payments directly to employees to the extent that the annual additions to the account of each such employee pursuant to the Retirement Plans would exceed the Code limitations.

1991 STOCK OPTION PLAN

     The 1991 Stock Option Plan (the "Option Plan") was approved by stockholders of Mesa in 1991 and amended with the approval of stockholders in 1994. Its purpose is to serve as an incentive to, and aid in the retention of, key executives and other employees whose training, experience, and ability are considered important to the operations and success of Mesa. The Option Plan is administered by the Stock Option Committee composed of non-employee directors of Mesa who meet the requirements of "disinterested person" in Rule 16b-3(c)(2)(i) of the Exchange Act. Pursuant to the Option Plan, the Stock Option Committee is given the authority to designate plan participants, to determine the terms and provisions of options granted thereunder, and to supervise the administration of the plan. A total of 4,000,000 shares of Common Stock are currently subject to the plan, of which options for 3,062,950 shares have been granted. At December 31, 1995, the following stock options were outstanding:

                                                                                NUMBER OF
                                                                                 OPTIONS
                                                                                ---------
    Granted...................................................................  3,062,950
    Exercised.................................................................    (62,720)
    Forfeited.................................................................    (67,840)
                                                                                ---------
    Outstanding at December 31, 1995..........................................  2,932,390
                                                                                =========

     Shares of Common Stock subject to an option are awarded at an exercise price that is equivalent to at least 100% of the fair market value of the Common Stock on the date the option is granted. The purchase price of the shares as to which the option is exercised is payable in full at exercise in cash or in shares of Common Stock previously held by the optionee for more than six months, valued at their fair market value on the date of exercise. Subject to Stock Option Committee approval and to certain legal limitations, an optionee may pay all or any portion of the purchase price by electing to have Mesa withhold a number of shares of Common Stock having a fair market value equal to the purchase price. Options granted under the Option Plan include a limited right of relinquishment that permits an optionee, in lieu of purchasing the entire number of shares subject to purchase thereunder and subject to consent of the Stock Option Committee, to relinquish all or part of the unexercised portion of an option, to the extent exercisable, for cash and/or shares of Common Stock in an amount representing the appreciation in market value of the shares subject to such options over the exercise price thereof. In this discretion, the Stock Option Committee may provide for the acceleration of any unvested installments of outstanding options. The Board of Directors may amend, alter, or discontinue the Option Plan, subject in certain cases to stockholder approval.

     The options granted and outstanding at December 31, 1995, have exercise prices as set forth in the following table:

                                                                              EXERCISE
NUMBER OF                                                                     PRICE PER
 OPTIONS                                                                        SHARE
- ---------                                                                     ---------
1,126,000...................................................................  $  6.8125
 134,500....................................................................    11.6875
 101,890....................................................................     5.8125
 475,000....................................................................     7.3750
   75,000...................................................................     6.1875
1,000,000...................................................................     4.2500
   20,000...................................................................     5.6875

     On June 26, 1996, the Stock Option Committee accelerated the vesting of all unvested options.

     There were no options granted to the Chief Executive Officer or to the other four most highly compensated executive officers of Mesa during 1995.

     Options exercised in 1995, and the number and value of exercisable and unexercisable options at December 31, 1995, for the Chief Executive Officer and the other four most highly compensated executive officers of Mesa are as follows:

    AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END
                               OPTION/SAR VALUES

                                        YEAR ENDED              NUMBER OF SHARES
                                    DECEMBER 31, 1995              UNDERLYING               VALUE OF UNEXERCISED
                                  ----------------------           UNEXERCISED                  IN-THE-MONEY
                                   NUMBER OF                     OPTIONS/SARS AT               OPTIONS/SARS AT
                                    SHARES                      DECEMBER 29, 1995             DECEMBER 29, 1995
                                   ACQUIRED      VALUE     ---------------------------   ---------------------------
                 NAME             ON EXERCISE   REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
    -----------------------------------------   --------   -----------   -------------   -----------   -------------
    Boone Pickens.................     --       $    --     1,130,000       145,000        $     0        $     0
    Paul W. Cain..................     --            --       312,500        87,500              0              0
    Dennis E. Fagerstone..........     --            --       104,750        40,250              0              0
    Stephen K. Gardner............     --            --        74,250        60,750              0              0
    Andrew J. Littlefair..........     --            --        96,750        43,250              0              0

     At December 29, 1995, the final trading day of the year, the Common Stock closed at $3.75 per share. The exercise price of the four grants of stock options reflected in the aggregate in the above tables are $6.8125, $7.375, $6.1875, and $4.25, respectively, per share. Thus, no outstanding options were in-the-money at such date.

OTHER

     There were no awards made under any long-term incentive plans from January 1, 1995, through December 31, 1995; therefore, no disclosure is required in the Long-Term Incentive Plan Awards table. From January 1, 1995, through December 31, 1995, no options or stock appreciation rights were repriced (as defined in Item 402(i) of Regulation S-K of the Securities Act of 1933). Except as described below under "Employee Retention Provisions," the Company does not have any employment contracts or termination or change-in-control arrangements with respect to a named executive officer of the Company that would require disclosure pursuant to Item 402(h) of Regulation S-K.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Mr. Sarofim, a director and member of the Compensation and Stock Option Committees, is Chairman of the Board, President, and owner of a majority of the outstanding capital stock of Fayez Sarofim & Co., which acts as an investment adviser for certain amounts invested in certain funds in the Retirement Plans. During the year ended December 31, 1995, Fayez Sarofim & Co. received fees, paid by the Retirement Plans, of $175,459 for such services and has been retained to provide such services in 1996.

COMPENSATION COMMITTEE REPORT

     The Company's Compensation Committee and Stock Option Committee are composed of the two non-employee directors named below. The Compensation Committee's decisions as to changes in annual base salaries and annual bonuses, and the Stock Option Committee's decision as to annual stock option grants, if any, for Mr. Pickens, Chairman and Chief Executive Officer, and for the other executive officers of the Company are based on the subjective judgment of each Committee as to (1) a reasonable value to the Company of the services of Mr. Pickens and the other officers in their respective capacities and for their respective contributions; (2) a reasonable competitive market value of the services of Mr. Pickens and the other officers in such capacities; (3) a reasonable relationship with the compensation levels of the chief executive and other comparable officers of other public companies, including where possible but not limited to those companies named in the Company's "Peer Group" discussed under "Performance Group" below; and (4) the recommendations of senior management as to compensation levels for all executive officers other than Mr. Pickens. The Committee's decisions in this regard are not based on any objective, required, or projected performance criteria for the Company or its securities. Mr. Pickens' base salary and the 1995 salaries listed in the summary compensation table for the four other most highly compensated executive officers were the result of such judgment. The Committee made similar judgments based on its assessment of accountability, efforts, and contributions of individual officers during the year and on the above-listed criteria with respect to 1995 bonuses for Mr. Pickens and the other executive officers (as listed in the summary compensation table), as well as stock option grants to such persons. Messrs. Pickens and Cain were not awarded bonuses with respect to 1995 performance, and none of the executive officers received stock option grants during 1995.

     The Internal Revenue Service regulations under Section 162(m) of the Code deals with non-deductibility of executive compensation in excess of $1 million dollars annually except under certain permitted circumstances that deal generally with shareholder-approved "performance-based compensation." The Company has complied in the past and intends to comply in the future with this regulation.

     Submitted by the Compensation Committee:

                                            Joel L. Reed
                                            Fayez S. Sarofim

     February 1996

COMMON STOCK PURCHASE PLAN

     The Company has established a Common Stock purchase program whereby employees, except officers, can buy Common Stock through after-tax payroll deductions. All other full-time employees of the Company and its participating affiliates are eligible to participate. The Company pays the brokerage fees for these open-market transactions.

INDEMNIFICATION ARRANGEMENTS

     The Company's Bylaws provide for the indemnification of its executive officers and directors, and the advancement to them of expenses in connection with proceedings and claims, to the fullest extent permitted by the Texas Business Corporation Act. The Company has also entered into indemnification agreements with its executive officers and directors that contractually provide for indemnification and expense advancement and include related provisions meant to facilitate the indemnitees' receipt of such benefits. In addition, the Company purchased customary directors' and officers' liability insurance policies for its directors and officers. The Bylaws and agreements with directors and officers also provide for indemnification for amounts (i) in respect of the deductibles for such insurance policies, (ii) that exceed the liability limits of such insurance policies, and (iii) that would have been covered by prior insurance policies of the Company or its predecessors. Such indemnification may be made even though directors and officers would not otherwise be entitled to indemnification under other provisions of the Bylaws or such agreements.

EMPLOYEE RETENTION PROVISIONS

     On August 22, 1995, the Board of Directors adopted the MESA Inc. Change in Control Retention/Severance Plan, as amended, (the "Retention Plan"). Pursuant to the Retention Plan, all regular employees of the Company (other than Mr. Pickens) will be entitled to receive certain benefits upon the occurrence of certain involuntary termination events (as described below) following a "Change in Control" (as defined below) of the Company. The severance benefits consist of 200% of defined pay for officers (which includes the highest salary and highest bonus during the then-current and prior three calendar years before the Retention Plan was adopted), 150% of defined pay for certain key employees (which includes salary and bonus amounts) and a formula-based amount for all other employees, plus, in each case, any other accrued or vested or earned but deferred compensation, rights, options, or benefits otherwise owed to such employee upon his termination. In addition, on the same date, the Board of Directors' Stock Option Committee determined that all outstanding but unvested stock options granted to an employee under the Company's 1991 Stock Option Plan would immediately vest and become exercisable upon such a termination event following a Change in Control.

     The Company developed the Retention Plan in consultation with an independent compensation consultant. That consulting firm advised the Board of Directors that the Retention Plan is conservatively in line with common practices. The independent firm noted, among other things, that most such plans it surveyed provide officers with three times their defined pay, rather than two.

     For purposes of the Retention Plan, a "Change in Control" means (i) any acquisition by an individual, entity or group resulting in such person's obtaining beneficial ownership of 35% or more of the then outstanding Common Stock or the combined voting power of the then outstanding voting securities of the Company entitled to vote in an election of directors, provided that the following acquisitions shall not in and of themselves constitute a Change in Control hereunder: (a) any acquisition of securities of the Company made directly from the Company and approved by a majority of the directors then comprising the members of the Board of Directors as of May 16, 1995 (the "Incumbent Board"); (b) any acquisition of beneficial ownership of a higher percentage of the Common Stock outstanding of the Company or the Voting Securities of the Company that results solely from the acquisition, purchase or redemption of securities of the Company by the Company so long as such action by the Company was approved by a majority of the directors then comprising the Incumbent Board; or (c) any acquisition by any corporation pursuant to a transaction that complies with certain clauses; (ii) a change in the membership of the Incumbent Board, together with members elected subsequent to May 16, 1995, whose election or nomination for election was approved by a majority of the members of the Incumbent Board as then constituted (excluding for this purpose any individual whose initial assumption of office occurred as a result of an actual or threatened election contest, including Messrs. Batchelder, Parkinson and Reed), cease for any reason to constitute a majority of the Board of Directors; (iii) a reorganization, merger, consolidation or sale of all or substantially all of the assets of the Company, subject to certain exceptions; or (iv) approval by the stockholders of the Company of the complete liquidation or dissolution of the Company.

     Following the occurrence of a Change in Control, an eligible employee would be entitled to receive full severance benefits if, within 24 months of the occurrence of a Change in Control: (i) the employee was terminated by the Company without "Cause" (as defined below); or (ii) the employee's duties, responsibilities or rate of pay as an employee were materially and adversely diminished in comparison to the duties, responsibilities and rate of pay enjoyed by the employee on the effective date of the Retention Plan; or (iii) the employee was relocated to any location in excess of 35 miles from his location immediately prior to the Change in Control. All severance benefits with respect to an eligible employee are payable in a lump sum within ten days after the termination date of such employee. Under the Retention Plan, "Cause" means the willful and continued failure of an employee to perform substantially the employee's duties with the Company following written demand for performance or the willful engaging by the employee in illegal conduct or gross misconduct that is materially and demonstrably injurious to the Company.

     The Recapitalization will not constitute a "Change in Control" for purposes of the Retention Plan, because the incumbent Board of Directors has approved the issuance of the Series B Preferred Stock to DNR and the nomination of the persons DNR intends to elect as directors.

                               PERFORMANCE GRAPH

     The graph below compares the Company's cumulative total stockholder return (the change in stock price plus dividend reinvestment) to the Standard & Poor's 500 Index and an index derived from the performance of a group of independent oil and gas producers similar to the Company (the "Peer Group"), over the last five fiscal years. The Peer Group consists of Anadarko Petroleum Corporation, Apache Corporation, Enron Oil & Gas Company, Louisiana Land and Exploration Company, Maxus Energy Corporation (included only in 1991-1994 Peer Group Index given that Maxus was acquired by YPF Sociedad Anonima on July 17, 1995), Noble Affiliates, Inc., Oryx Energy Company, and Plains Petroleum Company (included only in 1991-1994 Peer Group Index given that Plains Petroleum was acquired by Barrett Resources on August 21, 1995). The Peer Group was selected from companies of similar size or with similar assets as the Company. MESA Inc.'s Common Stock began trading on the New York Stock Exchange on January 2, 1992, upon completion of the Company's conversion to corporate form. Prior to that time, the common equity securities of the Company's predecessor also traded on such exchange. The five-year cumulative total return for the Company shown on the graph below reflects the trading prices of such securities for the relevant time periods and is adjusted to give effect retroactively to the one-for-five reverse stock split effected on December 31, 1991, in connection with the Company's conversion to corporate form.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*

      MEASUREMENT PERIOD                                          PEER GROUP
    (FISCAL YEAR COVERED)          MESA INC.     S&P 500 INDEX       INDEX
1991                                        46             130              84
1992                                        31             140              95
1993                                        38             155             116
1994                                        33             157             103
1995                                        25             216             131

+* Total Return assumes dividends are reinvested.

+ Assumes $100 invested on December 31, 1990, in MESA Inc., S&P 500 Index, and the Peer Group Index.

+ The Peer Group Index return was based on Common Stock. Each company's return is weighted according to the respective company's stock market capitalization.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Richard E. Rainwater is the sole shareholder and President, Darla D. Moore is the chief executive officer, and Kenneth A. Hersh is the chief investment officer, of Rainwater Inc., the sole general partner of DNR. It is anticipated that such persons will be elected as directors of Mesa by DNR at the First Closing. At that time, DNR is expected to be the sole holder of Series B Preferred Stock, which will represent approximately 32.5% of Mesa's voting stock (on a fully diluted basis, and prior to the payment of any dividends in additional shares of Preferred Stock). In addition, DNR may acquire up to an additional 32.2% of Mesa's voting stock by purchasing additional shares of Series B Preferred Stock pursuant to the Standby Commitment, depending on the number of Rights that are exercised in the Rights Offering. As a result of its Series B Preferred Stock ownership, DNR will have the right to elect a majority of Mesa's directors and to receive dividends. Mesa has agreed to pay DNR (i) a fee of $4,655,000 (constituting 3.5% of the aggregate amount of Series B Preferred Stock to be purchased at the First Closing) at the First Closing (or as promptly as practicable thereafter as funds are available therefor, but no later than the Second Closing) and (ii) a fee of $4,620,000 (constituting 3.5% of the maximum aggregate amount of Series B Preferred Stock to be purchased pursuant to DNR's Standby Commitment) at the Second Closing, less the amount by which DNR's reimbursable expenses are less than the initial $500,000 payment Mesa made at the time it entered into the February 28, 1996 letter of intent with Rainwater, Inc. In addition, the Stock Purchase Agreement provides that DNR will receive a fee of $400,000 per year in consideration of DNR's obligations under such agreement and to compensate DNR for the time that DNR has agreed its representatives will devote to Mesa's affairs, including the provision of certain investment analysis and assistance to Mesa during the course of DNR's investment, and DNR will be reimbursed by Mesa for all fees and expenses (up to a maximum of $50,000 for any calendar year) reasonably incurred by it in connection with monitoring its investment in Mesa.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

SECURITY OWNERSHIP OF MANAGEMENT

     The following table presents certain information as to the beneficial ownership of Mesa's Common Stock as of June 26, 1996, by the current directors, director nominees and officers of Mesa, individually and as a group. The following table also indicates the number of shares of Common Stock to be beneficially owned by such persons assuming that such persons (i) sell or otherwise fail to exercise all of the Rights to be distributed to them in the Rights Offering or (ii) exercise all of the Rights to be distributed to them, as well as the percentage of the number of fully diluted shares of Common Stock to be owned by such persons under such circumstances (assuming that there will be 181,306,646 shares of Common Stock outstanding on a fully diluted basis, including 117,256,637 shares issuable upon conversion of shares of Series A and Series B Preferred Stock).

                                                                             SHARES OWNED AFTER THE SALE OF SERIES B
                                           SHARES OWNED BEFORE THE         PREFERRED STOCK AND THE RIGHTS OFFERING(1)
                                              SALE OF SERIES B        -----------------------------------------------------
                                           PREFERRED STOCK AND THE
                                               RIGHTS OFFERING           NO RIGHTS EXERCISED         ALL RIGHTS EXERCISED
                                           -----------------------    -------------------------    ------------------------
                                           NUMBER(2)    PERCENTAGE      NUMBER       PERCENTAGE      NUMBER      PERCENTAGE
                                           ---------    ----------    -----------    ----------    ----------    ----------
CURRENT DIRECTORS(3):
Boone Pickens(4)..........................5,206,626         8.0%        5,206,626        2.9%       8,792,269        4.8%
John S. Herrington........................   10,000          *             10,000         *            19,120         *
Robert L. Stillwell.......................   26,500          *             26,500         *            50,668         *
Paul W. Cain..............................  410,139          *            410,139         *           419,386         *
Wales H. Madden, Jr.......................   22,200          *             22,200         *            42,447         *
Fayez S. Sarofim..........................1,400,000         2.2%        1,400,000         *         2,676,800        1.5%
Dorn Parkinson............................       --          *                 --         *                --         *
Joel L. Reed..............................       --          *                 --         *                --         *

ANTICIPATED SERIES B PREFERRED STOCK
DIRECTORS:

Richard E. Rainwater(5)...................       --          *        117,256,637       64.7%      58,849,557       32.5%
Darla D. Moore............................       --          *                 --         *                --         *
Kenneth A. Hersh..........................       --          *                 --         *                --         *
Philip B. Smith...........................       --          *                 --         *                --         *
OFFICERS:
Dennis E. Fagerstone......................  145,000          *            145,000         *           145,000         *
Stephen K. Gardner........................  151,229          *            151,229         *           166,030         *
Andrew J. Littlefair(6)...................  156,688          *            156,688         *           171,907         *
William D. Ballew.........................   87,103          *             87,103         *            89,021         *
Directors (Current and Future) and
  Officers as a group (16 persons)........7,619,485        11.5%      124,872,122       68.1%      71,422,205       38.9%

- ---------------

 *   Less than 1.0%

(1) Includes shares of Common Stock issuable upon conversion of Series A and Series B Preferred Stock, but assumes that no Rights will be issued in respect of the option shares referred to in note (2) below.

(2) Includes shares issuable upon the exercise of options that are exercisable within sixty days of May 30, 1996, as follows: 1,275,000 shares for Mr. Pickens; 400,000 for Mr. Cain; 145,000 for Mr. Fagerstone; 135,000 for Mr. Gardner; 140,000 for Mr. Littlefair; 85,000 for Mr. Ballew; and 2,180,000 for all current directors and officers as a group. No Rights will be issued in respect of outstanding options pursuant to the Rights Offering.

(3) Messrs. Pickens, Herrington and Stillwell have been nominated by the Board of Directors for re-election to the Board of Directors. The remaining members of the Board of Directors have given notice of their resignation from the Board of Directors effective on or prior to the First Closing Date.

(4) Includes 7,545 shares of Common Stock owned by several trusts for Mr. Pickens' children of which he is a trustee, and over which shares he has sole voting and investment power, although he has no economic interest therein. Excludes 2,798 shares of Common Stock owned by Mrs. Pickens as her separate property, as to which Mr. Pickens disclaims beneficial ownership and with respect to which he does not have or share voting or investment power.

(5) Represents shares of Common Stock issuable upon conversion of shares of Series B Preferred Stock to be held by DNR. Mr. Rainwater is the sole shareholder and President of Rainwater, Inc., the sole general partner of DNR, and, as such, may be deemed to beneficially own the shares of stock to be held by DNR. Mr. Rainwater and Ms. Moore are married to each other but she disclaims beneficial ownership of shares owned by Mr. Rainwater.

(6) Excludes 1,125 shares of Common Stock owned by Mrs. Littlefair as her separate property, as to which Mr. Littlefair disclaims beneficial ownership and with respect to which he does not have or share voting or investment power.

CERTAIN BENEFICIAL OWNERS

     The following table sets forth certain information as of June 26, 1996, regarding each person or "group" (as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934) known by Mesa to own beneficially more than 5% of the Common Stock. Information is based on the most recent Schedule 13D or 13G filed by such holder with the Securities and Exchange Commission (the "Commission"), or other information provided by the holder to Mesa. The following table also indicates the number of shares of Common Stock to be beneficially owned by such persons assuming that such persons (i) sell or otherwise fail to exercise all of the Rights to be distributed to them in the Rights Offering or (ii) exercise all of the Rights to be distributed to them, as well as the percentage of the number of fully diluted shares of Common Stock to be owned by such persons under such circumstances (assuming that there will be 181,306,646 shares of Common Stock outstanding on a fully diluted basis, including 117,256,637 shares issuable upon conversion of shares of Series A and Series B Preferred Stock).

                                                                      SHARES OWNED AFTER THE SALE OF SERIES B
                                        SHARES OWNED BEFORE          PREFERRED STOCK AND THE RIGHTS OFFERING(1)
                                       THE SALE OF SERIES B      --------------------------------------------------
                                      PREFERRED STOCK AND THE
                                          RIGHTS OFFERING          NO RIGHTS EXERCISED       ALL RIGHTS EXERCISED
        NAME AND ADDRESS OF           -----------------------    -----------------------    -----------------------
          BENEFICIAL OWNER             NUMBER      PERCENTAGE     NUMBER      PERCENTAGE     NUMBER      PERCENTAGE
- ------------------------------------  ---------    ----------    ---------    ----------    ---------    ----------
Boone Pickens.......................  5,206,626(2)    8.0%       5,206,626       2.9%       8,792,269       4.8%
  1400 Williams Square West
  5205 North O'Connor Boulevard
  Irving, Texas 75039-3746
FMR Corp............................  5,140,400(3)    8.0%       5,140,400       2.8%       9,828,445       5.4%
  82 Devonshire Street
  Boston, Massachusetts 02109

- ---------------

(1) Includes shares of Common Stock issuable upon conversion of Series A Preferred Stock, but assumes that no Rights will be issued in respect of the option shares referred to in note (2) below.

(2) See notes (2) and (4) to the table under "Security Ownership of Management."

(3) The Schedule 13G filed with the Commission on February 14, 1996, by FMR Corp. states that as of December 31, 1995, Fidelity Management & Research Company ("Fidelity"), a wholly owned subsidiary of FMR Corp. and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, is the beneficial owner of 5,140,400 shares or 8.0% of Common Stock as a result of acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940. The ownership of one investment company, Fidelity Capital Appreciation Fund ("Fund"), amounted to 5,140,400 shares or 8.0% of Common Stock outstanding. Edward C. Johnson, III, chairman of FMR Corp., FMR Corp., through its control of Fidelity, and the Fund each has sole power to dispose of the 5,140,400 shares owned by the Fund.

BENEFICIAL OWNERSHIP OF DNR

     The following table sets forth the percentage of the number of fully diluted shares of Common Stock to be beneficially owned by DNR upon the Second Closing assuming certain percentages of the Rights are exercised in the Rights Offering.

                                                    PERCENTAGE OF RIGHTS EXERCISED
                                           -------------------------------------------------
                                            0%         25%        50%        75%       100%
                                           -----      -----      -----      -----      -----
    Percentage Ownership of DNR..........  64.7%      56.7%      48.6%      40.6%      32.5%

     As used in this Proxy Statement, the number of "fully diluted" shares of Common Stock includes shares issuable upon conversion of Series A and Series B Preferred Stock, but excludes (i) shares issuable pursuant to employee stock options because no such options have an exercise price below current market prices of the Common Stock and (ii) unless otherwise indicated, shares issuable as dividends on the Preferred Stock.

                                 OTHER MATTERS

     You are respectfully requested to sign, date, and return the accompanying proxy card in the enclosed envelope at your earliest convenience, whether or not you plan to attend the Annual Meeting in person.

     If you desire a copy of the Company's Annual Report on Form 10-K, you should send a written request to MESA Inc., Stockholder Services, 1400 Williams Square West, 5205 North O'Connor Boulevard, Irving, Texas 75039-3746, and a copy will be provided to you without charge.

     Any stockholder desiring to have a statement of the Company's 1995 political contributions should send a written request to MESA Inc., Stockholder Services, 1400 Williams Square West, 5205 North O'Connor Boulevard, Irving, Texas 75039-3746.

1997 STOCKHOLDER PROPOSALS

     Proposals that stockholders of the Company intend to present for inclusion in the Company's Proxy Statement and form of proxy with respect to the 1997 Annual Meeting of Stockholders must be received by the Company at its principal executive offices in Irving, Texas, not later than February 28, 1997. In addition, the Bylaws generally require stockholders to give the Company 80 days notice in advance of a meeting to present proposals (whether or not such proposals are to be included in the Company's proxy material) or to nominate directors, unless the meeting date is not publicly announced at least 90 days in advance of such meeting, in which case notice must be received within 10 days after the first public announcement of the date of such meeting.

                                            By order of the Board of Directors

                                                     /s/ BOONE PICKENS
                                                       Boone Pickens
                                                 Chairman of the Board and
                                                  Chief Executive Officer

Irving, Texas
June 28, 1996

PROXY                                                                      PROXY

                                   MESA INC.

PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JULY 30, 1996

The undersigned stockholder hereby appoints Stephen K. Gardner and G. Michael Prescott, jointly and severally, proxies, with full power of substitution, to vote, as specified below, all shares of MESA Inc. (the "Company") that the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the Omni Mandalay Hotel at Las Colinas, 221 E. Las Colinas Blvd., Irving, Texas 75039, at 10:00 a.m. on Tuesday, July 30, 1996, or any adjournment or postponement thereof (the "Meeting"), and directs said proxies to vote as instructed on the matters set forth below and otherwise at their discretion. Receipt of a copy of the Notice of said Meeting and the accompanying Proxy Statement is hereby acknowledged. This proxy revokes all prior proxies given by the undersigned.

                                           Please sign EXACTLY as name(s)
                                           appears hereon, and in signing as
                                           Attorney, Administrator, Guardian,
                                           Trustee, or Corporate Officer, please
                                           add your title as such.

                                           Signature
                                           -------------------------------------

                                           Title
                                           -------------------------------------

                                                   Date
                                           -------------------------------------

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL NOMINEES IDENTIFIED IN PROPOSAL 1 BELOW AND FOR PROPOSAL 2.

 Proposal 1. Election of Board of Directors.

 / / FOR all nominees listed below (including the use of cumulative voting as described in the Company's Proxy Statement).


 / / WITHHOLD VOTE from all nominees.
     (To withhold authority to vote for any individual nominee(s)

     print the name(s) of such nominee(s) on the following line.)


- --------------------------------------------------------------------------------
     NOMINEES: Boone Pickens, John S. Herrington and Robert L. Stillwell.


 Proposal 2. Ratify the appointment of Arthur Andersen LLP as the
             Company's independent public accountants for 1996.

            / /   FOR           / /   AGAINST        / /   ABSTAIN

In their discretion the proxies are authorized to vote for the election of such substitute nominee(s) for director(s) as such proxies shall select if any nominee(s) named above become(s) unable to serve and upon such other business as may properly come before the Meeting and any adjournments or postponements thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED
HEREIN. WITH RESPECT TO THE ELECTION OF THE BOARD OF DIRECTORS (PROPOSAL 1), WHERE NO VOTE IS SPECIFIED OR WHERE A VOTE FOR ALL NOMINEES IS MARKED, THE VOTES REPRESENTED BY A PROXY WILL BE CAST, UNLESS CONTRARY INSTRUCTIONS ARE GIVEN, TO ELECT THE NOMINEES NAMED ABOVE (OR, IN THE EVENT OF CUMULATIVE VOTING, AT THE DISCRETION OF THE PROXIES NAMED HEREIN IN ORDER TO ELECT AS MANY NOMINEES AS BELIEVED POSSIBLE UNDER THE THEN PREVAILING CIRCUMSTANCES; UNLESS INDICATED TO THE CONTRARY, IF YOU WITHHOLD YOUR VOTE FOR A NOMINEE(S), ALL OF YOUR CUMULATIVE VOTES WILL BE DISTRIBUTED AMONG THE REMAINING NOMINEES AT THE DISCRETION OF THE PROXIES). WHERE NO VOTE IS SPECIFIED, THIS PROXY WILL BE VOTED FOR PROPOSAL 2. THE INDIVIDUALS NAMED HEREIN ARE AUTHORIZED TO VOTE IN THEIR DISCRETION ON ANY OTHER MATTERS THAT PROPERLY COME BEFORE THE MEETING. DELIVERY OF A SIGNED AND DATED PROXY CARD TO THE INDEPENDENT COLLECTION AGENT FOR THE ANNUAL MEETING WILL NOT CONSTITUTE THE NOTICE TO THE COMPANY REQUIRED UNDER THE TEXAS BUSINESS CORPORATION ACT TO ALLOW CUMULATIVE VOTING IN THE ELECTION OF DIRECTORS.